UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 23, 2010

Commission File Number	Name of Registrant, State of Incorporation, Address and Telephone Number	IRS Employer Identification Number
1-40	PACIFIC ENTERPRISES (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2020	94-0743670

1-1402	SOUTHERN CALIFORNIA GAS COMPANY (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Michael W. Allman, who currently is a Vice President of Sempra Energy, will relinquish that position to succeed Debra L. Reed as Chief Executive Officer and President of Southern California Gas Company (“SoCalGas”) and Pacific Enterprises (“PE”), effective April 3, 2010.  Also on that date, Mr. Allman will succeed Ms. Reed as a director and Chairman of the Board of Directors of SoCalGas and PE.  Ms. Reed will become an Executive Vice President of Sempra Energy.

Also effective April 3, 2010, Mark A. Snell, Executive Vice President and Chief Financial Officer of Sempra Energy, will succeed Michael R. Niggli as a director of SoCalGas and PE.  Mr. Niggli will relinquish his positions with SoCalGas and continue to serve as Chief Operating Officer and will also become the President of San Diego Gas & Electric Company (“SDG&E”).  In addition, on April 3, 2010, Javade Chaudhri, Executive Vice President and General Counsel of Sempra Energy, and Joseph A. Householder, Senior Vice President and Chief Accounting Officer of Sempra Energy, will also become directors of SoCalGas and PE.

SoCalGas is a subsidiary of PE, which in turn is a subsidiary of Sempra Energy.  SDG&E is also an indirect subsidiary of Sempra Energy.

None of the individuals becoming directors of SoCalGas or PE has any relationship with, nor has any of them engaged in any transactions with, either SoCalGas or PE that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
(Registrant)

Date: March 29, 2010	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer

SOUTHERN CALIFORNIA GAS COMPANY
(Registrant)

Date: March 29, 2010	By: /s/ Debra L. Reed
Debra L. Reed Chairperson, President and Chief Executive Officer